UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 24, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, James J. Loughlin, a current Class 2 director of InspireMD, Inc. (the “Company”), notified the Company that he does not intend to stand for re-election to the Company’s board of directors at our 2016 annual meeting of stockholders (the “Annual Meeting”). Mr. Loughlin’s decision not to stand for re-election did not result from any disagreement with the Company or its management.

Item 8.01 Other Events.

The Company intends to hold the Annual Meeting in May 2016. Because the date of the Annual Meeting is anticipated to be changed by more than 30 calendar days from the date of the anniversary of the Company’s 2015 annual meeting of stockholders, the Company will set a new deadline for submission of stockholder proposals intended to be included in the Company’s proxy materials for the Annual Meeting once the Company sets the date of the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

InspireMD

Date: March 25, 2016	By:	/s/ Craig Shore
Name: Craig Shore Title: Chief Financial Officer